China Automotive Systems Reports 2010 Second Quarter Financial Results

- Revenue up 36.2% YoY -

- Net Income up 40.6%, diluted EPS $0.28 -

WUHAN, China, August 9, 2010 — China Automotive Systems, Inc., (the "Company"), (NASDAQ: CAAS), a leading power steering components and systems supplier in China, today announced financial results for the second quarter and six months ended June 30, 2010.

2010 Second Quarter Highlights:

— Net sales increased 36.2% YoY to a quarterly record of $85.1 million;
— Gross margin was 23.3% and operating margin was 16.1%;
— Net income rose 40.6% YoY to $8.5 million; diluted EPS of $0.28;
— Cash and equivalents were $45.2 million ;
— Net cash flow from operations was $13.8 million;

Mr. Qizhou Wu, Chief Executive Officer of China Automotive Systems commented, “We are very pleased to report our strong quarterly sales as we continue to set new records and expand our market share. Our customer base now consists of over 50 customers in a very diversified portfolio. As our product quality has been maintained at a high level and more OEMs recognize our safety track record, we see our penetration into existing and new customers increasing. On the export front, we are ramping up production for Chrysler as the US auto market is on a recovery track. We remain optimistic on the overall outlook for 2010, as the Chinese government’s new subsidy policy continues to propel economy and fuel-efficient car sales.”

Second Quarter 2010 Results

Net sales increased 36.2% year-over-year to a quarterly record of $85.1 million, compared with $62.5 million in the 2009 second quarter. All of the revenue increase was due to organic growth.

Gross profit was $19.8 million, a 21.5% or $3.5 million year-over-year increase, compared with $16.3 million for the same quarter in 2009. Since the first quarter of 2010, the Company began reclassifying product warranty expenses as selling cost, which were previously classified as selling expenses. The gross margin was 23.3% for the three months ended June 30, 2010, a decrease of 2.8% from 26.1% for the same period of 2009, primarily due to sales price reductions in excess of declines in unit cost.

Operating expenses amounted to $6.8 million, up from $4.8 million for the same period of 2009. As a percentage of revenue, operating expenses increased to 8.0% in the second quarter of 2010 from 7.7% in the second quarter of 2009, mainly due to increased selling expenses as well as higher product development cost as the Company registered its highest quarterly R&D investment.

Selling expenses in the second quarter were $2.9 million as compared to $1.6 million in the same quarter a year ago. Selling expenses as a percentage of revenue for the second quarter of 2010 were 3.4% as compared to 2.6% for the same period in 2009. The increase was due to higher salary expenses and higher transportation costs as the result of increased sales and a rise in oil price.

General and administrative (G&A) expenses in the second quarter were $1.8 million as compared to $2.2 million in the same quarter a year ago. G&A as a percentage of revenue for the second quarter of 2010 decreased to 2.2% from 3.6% during the same quarter in 2009.

Research and development (R&D) expenses rose to $1.7 million in the 2010 second quarter from $0.4 million for the second quarter of 2009 as the Company continues to invest in R&D for cost-efficient advanced products to maintain its competitiveness and leadership.

Operating income increased by 17.6% year-over-year to $13.7 million in the second quarter of 2010, compared with $11.7 million in the 2009 second quarter. Operating margin was 16.1% in the 2010 second quarter, compared with 18.7% in the same quarter in 2009.

Net income attributable to common shareholders was $8.5 million for the second quarter, or $0.28 per diluted share, compared with $6.1 million, or $0.21 per diluted share in the same quarter in 2009. The net margin for net income attributable to common shareholders rose to 10% in the 2010 second quarter from 9.7% in the second quarter of 2009. The diluted weighted average shares outstanding were 31.54 million in the second quarter of 2010, compared with 31.47 million in the second quarter of 2009.

Six Month Results

Total revenue for the first six months of 2010 increased 58% year-over-year to $169.3 million from $107.2 million in the six months last year. Gross profit for the first six months of 2010 was $42.3 million, up 55.6% from $27.2 million in the comparable period a year ago. Gross margin was 25% for the first six months of 2010, slightly lower than that of 25.4% for the same period in 2009. Income from operations was $29.6 million, up 57.9% from $18.8 million in the first six months of 2009, and the 2010 operating margin was 17.5%, in line with the same period in 2009. Net income attributable to common shareholders was $18.9 million, with fully diluted earnings per share of $0.62, compared with $8.3 million, or diluted earnings per share of $0.29 in the first six months of 2009.

Financial Conditions

As of June 30, 2010, total cash and cash equivalents were $45.2 million, as compared with $43.5 million as of December 31, 2010. Stockholders’ equity increased to $155.7 million as of June 30, 2010 from $132.8 million as of December 31, 2009. Net cash flow from operations was $13.8 million.

Recent Developments

In July, the Company’s subsidiary, Wuhan Jielong Power Steering Co. Ltd., received a purchase order from Changan Automobile Company ("Changan"), for A10 electric power steering ("EPS") units. Changan, one of the top 5 automotive manufacturers in China, has been a customer for CAAS's hydraulic power steering for two years. The Company's EPS products successfully passed Changan's trial order and received positive feedback for its road test performance and quality standard. CAAS has begun commercial shipments to Changan.

Business Outlook

Management maintains revenue guidance of 25% year-over-year growth for the 2010 fiscal year. This target is based on the Company’s current views on operating and market conditions, which are subject to change. The Company will periodically update this guidance.

Conference Call

Management will conduct a conference call on Monday, August 9th at 9:00 A.M. EDT/9:00 P.M. Beijing Time to discuss these results. A question and answer session will follow management's presentation.

To participate, please call the following numbers 10 minutes before the call start time and ask to be connected to the “China Automotive Systems” conference call:

Phone Number: +1-877-407-9205 (North America)

Phone Number: +1-201-689-8054 (International)

The conference call will also be broadcast live over the Internet at http://www.caasauto.com
Please go to the web site at least 15 minutes early to register, download and install any necessary software.

A telephone replay of the call will be available after the conclusion of the conference call through 11:59 PM EDT on August 23, 2010. The dial-in details for the replay are: U.S. Toll Free Number +1-877-660-6853, International dial-in number +1-201-612- 7415; using Account "286" and Conference ID "354278" to access the replay. The internet audio stream will also be available until 11:59 pm EDT until August 23, 2010.

About China Automotive Systems, Inc.

Based in Hubei Province, People's Republic of China, China Automotive Systems, Inc. is a leading supplier of power steering components and systems to the Chinese automotive industry, operating through nine Sino-foreign joint ventures. The Company offers a full range of steering system parts for passenger automobiles and commercial vehicles. The Company currently offers 4 separate series of power steering with an annual production capacity of over 2.5 million sets, steering columns, steering oil pumps and steering hoses. Its customer base is comprised of leading Chinese auto manufacturers such as China FAW Group, Corp., Dongfeng Auto Group Co., Ltd., BYD Auto Company Limited , Beiqi Foton Motor Co., Ltd. and Chery Automobile Co., Ltd., etc. For more information, please visit: http://www.caasauto.com

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the Company's operations, financial performance and condition and the impact of acquisitions on its financial performance. For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements. The Company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others, the impact of competitive products, pricing and new technology; changes in demand for the Company's products; changes in consumer preferences and tastes and effectiveness of marketing; changes in laws and regulations; fluctuations in costs of production, delays and cost overruns related to developing and opening new production facilities; and other factors as discussed in the Company's reports filed with the Securities and Exchange Commission from time to time.

For further information, please contact:

Jie Li
Chief Financial Officer
China Automotive Systems
jieli@chl.com.cn

Kevin Theiss
Investor Relations
Grayling
+1-646-284-9409
kevin.theiss@grayling.com

China Automotive Systems, Inc.
Condensed Consolidated Balance Sheets

	June 30, 2010	December 31, 2009
	(Unaudited)	(Audited)

ASSETS
Current assets:
Cash and cash equivalents	$45,246,219	$43,480,176
Pledged cash deposits	19,340,337	12,742,187
Accounts and notes receivable, net, including $3,386,976 and $1,441,939 from related parties at June 30, 2010 and December 31, 2009	180,688,519	154,863,292
Advance payments and other, including $930,007 and $0 to related parties at June 30, 2010 and December 31, 2009	3,246,037	2,413,556
Inventories	39,595,346	27,415,697
Current deferred tax assets	2,617,570	1,381,868
Total current assets	$290,734,028	$242,296,776
Long-term Assets:
Property, plant and equipment, net	$62,645,020	$60,489,798
Intangible assets, net	506,158	561,389
Other receivables, net, including $218,699 and $65,416 from related parties at June 30, 2010 and December 31, 2009	1,644,413	1,064,224
Advance payments for property, plant and equipment, including $5,676,085 and $2,579,319 to related parties at June 30, 2010 and December 31, 2009	13,508,244	6,369,043
Long-term investments	79,518	79,084
Non-current deferred tax assets	1,351,409	2,172,643
Total assets	$370,468,790	$313,032,957

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Bank loans	$8,835,353	$5,125,802
Accounts and notes payable, including $2,570,035 and $1,537,827 to related parties at June 30, 2010 and December 31, 2009	136,129,101	107,495,833
Convertible notes payable	28,854,024	28,640,755
Compound derivative liabilities	636,717	880,009
Customer deposits	2,370,888	1,918,835
Accrued payroll and related costs	3,022,380	3,040,705
Accrued expenses and other payables	15,375,965	17,708,681
Accrued pension costs	3,814,440	3,778,187
Taxes payable	10,582,698	11,365,016
Amounts due to shareholders/directors	112,209	-
Total current liabilities	$209,733,775	$179,953,823
Long-term liabilities:
Other long-term liabilities	4,986,459	233,941
Total liabilities	$214,720,234	$180,187,764
Significant concentrations
Related party transactions
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value - Authorized - 20,000,000 shares Issued and outstanding – None	$–	$–
Common stock, $0.0001 par value - Authorized - 80,000,000 shares Issued and Outstanding – 27,110,693 and 27,046,244 shares at June 30, 2010 and December 31, 2009	2,711	2,704
Additional paid-in capital	28,024,559	27,515,064
Retained earnings-
Appropriated	8,767,797	8,324,533
Unappropriated	77,075,996	58,642,023
Accumulated other comprehensive income	11,963,911	11,187,744
Total parent company stockholders' equity	125,834,974	105,672,068
Non-controlling interests	29,913,582	27,173,125
Total stockholders' equity	$155,748,556	$132,845,193
Total liabilities and stockholders' equity	$370,468,790	$313,032,957

China Automotive Systems, Inc.
Condensed Consolidated Statements of Operations (US$, Unaudited)

	Three Months Ended June 30,
	2010	2009
Net product sales, including $2,941,718 and $1,314,247 to related parties for the six months ended June 30, 2010 and 2009	$85,081,138	$62,484,279
Cost of product sold, including $5,248,896 and $2,812,741 purchased from related parties for the three months ended June 30, 2010 and 2009	65,270,878	46,178,351
Gross profit	19,810,260	16,305,928
Add: Gain on other sales	681,999	172,747
Less: Operating expenses-
Selling expenses	2,903,125	1,620,497
General and administrative expenses	1,846,421	2,246,330
R&D expenses	1,741,405	444,226
Depreciation and amortization	288,352	507,341
Total Operating expenses	6,779,303	4,818,394
Income from operations	13,712,956	11,660,281
Add: Other income, net	250,851	-
Financial income (expenses) net	(413,349)	(478,228)
Gain (loss) on change in fair value of derivative	94,264	(977,435)
Income before income taxes	13,644,722	10,204,618
Less: Income taxes	2,291,292	1,474,618
Net income	$11,353,430	$8,730,000
Net income attributable to noncontrolling interest	2,811,362	2,653,651
Net income attributable to parent company	$8,542,068	$6,076,349

Net income per common share attributable to parent company–
Basic	$0.32	$0.23

Diluted	$0.28	$0.21

Weighted average number of common shares outstanding –
Basic	27,075,607	26,983,244
Diluted	31,541,281	31,466,402

China Automotive Systems, Inc.
Condensed Consolidated Statements of Operations (US$, Unaudited)

	Six Months Ended June 30,
	2010	2009
Net product sales, including $4,602,111 and $1,873,258 to related parties for the six months ended June 30, 2010 and 2009	$169,313,827	$107,181,725
Cost of product sold, including $9,596,184 and $4,986,222 purchased from related parties for the three months ended June 30, 2010 and 2009	126,968,550	79,972,452
Gross profit	42,345,277	27,209,273
Add: Gain on other sales	1,133,609	239,626
Less: Operating expenses-
Selling expenses	4,770,928	2,685,177
General and administrative expenses	5,451,205	4,048,032
R&D expenses	3,043,163	884,148
Depreciation and amortization	610,145	1,078,754
Total Operating expenses	13,875,441	8,696,111
Income from operations	29,603,445	18,752,788
Add: Other income, net	266,379	-
Financial income (expenses) net	(781,360)	(917,708)
Gain (loss) on change in fair value of derivative	243,292	(2,538,283)
Income before income taxes	29,331,756	15,296,797
Less: Income taxes	4,576,814	2,924,288
Net income	$24,754,942	$12,372,509
Net income attributable to noncontrolling interest	5,877,705	4,037,348
Net income attributable to parent company	$18,877,237	$8,335,161
Net income per common share attributable to parent company–
Basic	$0.70	$0.31
Diluted	$0.62	$0.29
Weighted average number of common shares outstanding –
Basic	27,060,925	26,983,244
Diluted	31,527,040	31,719,477

China Automotive Systems, Inc.
Condensed Consolidated Statements of Cash Flows (US$, Unaudited)

	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net income	$24,754,942	$12,372,509
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Stock-based compensation	250,026	125,013
Depreciation and amortization	4,909,679	3,886,332
Allowance for doubtful accounts (Recovered)	(599,863)	(1,117,881)
Deferred income taxes assets	(392,613)	(253,521)
Amortization for discount of convertible note payable	213,269	506,985
(Gain) loss on change in fair value of derivative	(243,292)	2,538,283
Other operating adjustments	14,275	(227,474)
Changes in operating assets and liabilities:
(Increase) decrease in:
Pledged deposits	(6,521,746)	(1,537,010)
Accounts and notes receivable	(24,024,295)	(23,776,920)
Advance payments and other	(814,827)	(813,196)
Inventories	(11,987,567)	(171,352)
Accounts and notes payable	27,953,517	19,639,466
Customer deposits	448,291	21,744
Accrued payroll and related costs	(35,015)	170,135
Accrued expenses and other payables	737,146	1,512,206
Accrued pension costs	15,083	(13,754)
Taxes payable	(852,725)	2,901,849
Net cash provided by operating activities	$13,824,285	$15,763,414
Cash flows from investing activities:
(Increase) decrease in other receivables	(830,493)	(55,386)
Cash received from equipment sales	374,399	458,950
Cash paid to acquire property, plant and equipment	(14,134,717)	(6,341,035)
Cash paid to acquire intangible assets	(38,498)	(321,671)
Net cash (used in) investing activities	$(14,629,309)	$(6,259,142)
Cash flows from financing activities:
Proceeds from bank loans	3,685,215	1,465,006
Dividends paid to the non-controlling interest holders of Joint-venture companies	(1,744,982)	(3,768,668)
Repayment of convertible note payable	-	(5,000,000)
Shares issued for stock options exercised	259,476
Increase in amounts due to shareholders/directors	110,271	226,717
Net cash provided by (used in) financing activities	$2,309,980	$(7,076,945)
Cash and cash equivalents affected by foreign currency	$261,087	$14,607
Net increase in cash and cash equivalents	1,766,043	2,441,934
Cash and cash equivalents at beginning of period	43,480,176	37,113,375
Cash and cash equivalents at end of period	$45,246,219	$39,555,309

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